UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 7, 2018

(Date of earliest event reported)

TOOTSIE ROLL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-01361 (Commission File Number)	22-1318955 (IRS Employer Identification No.)

7401 South Cicero Avenue
Chicago, IL 60629
(Address of principal executive offices)

Registrant’s telephone number including area code: (773)  838-3400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.Changes in Registrant’s Certifying Accountant.

Subsequent to (i) the filing of Tootsie Roll Industries, Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2017, (ii) the filing of the Company’s definitive proxy statement and (iii) the Company’s 2018 Annual Meeting of Shareholders, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), with the assistance of management, conducted a competitive process to determine the Company’s independent registered public accounting firm for the 2018 fiscal year.  The Audit Committee invited several independent registered public accounting firms to participate in this process.

Following a competitive review and receipt of proposals from the independent registered public accounting firms that participated in the process, on June 7, 2018, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and approved the appointment of Grant Thornton LLP (“GT”), each effective as of June 7, 2018.  GT will complete the review of the Company’s unaudited interim financial statements as of and for the quarter ending June 30, 2018.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 7, 2018, the Company and the Audit Committee dismissed PwC as the Company’s independent registered public accounting firm.

The audit reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and December 31, 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended December 31, 2016 and December 31, 2017, and for the subsequent interim period through June 7, 2018, (i) there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years; and (ii) there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree.  Attached as Exhibit 16.1 is a copy of PwC’s letter dated June 11, 2018.

(b) Appointment of New Independent Registered Public Accounting Firm

On June 7, 2018, the Audit Committee appointed GT to serve as the Company’s independent registered public accounting firm for the 2018 fiscal year and related interim periods.

During the Company’s two most recent fiscal years ended December 31, 2016 and December 31, 2017, and for the subsequent interim period through June 7, 2018, neither the Company nor anyone on its behalf consulted GT regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
16.1	Letter from PricewaterhouseCoopers LLP, dated June 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTSIE ROLL INDUSTRIES, INC.

	By:	/s/ G. Howard Ember, Jr.
June 11, 2018		G. Howard Ember, Jr.
V.P. Finance and Chief Financial Officer